AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 24, 2001
                                                           Registration No. 333-
--------------------------------------------------------------------------------


                       Securities and Exchange Commission
                             Washington, D.C. 20549
                                 ---------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------
                                  IDACORP, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

             Idaho                                          82-0505802
(State or Other Jurisdiction of                          (I.R.S. Employer
 Incorporation or Organization)                       Identification Number)
                              --------------------

                             1221 West Idaho Street
                             Boise, Idaho 83702-5627
                                 (208) 388-2200
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)
                              --------------------

      Jan B. Packwood                    J. LaMont Keen                   Robert W. Stahman, Esq.
         President             Senior Vice President-Administration   Vice President, General Counsel
and Chief Executive Officer       and Chief Financial Officer                  and Secretary
       IDACORP, Inc.                     IDACORP, Inc.                         IDACORP, Inc.
  1221 West Idaho Street             1221 West Idaho Street                1221 West Idaho Street
  Boise, Idaho 83702-5627           Boise, Idaho 83702-5627               Boise, Idaho 83702-5627
      (208) 388-2200                     (208) 388-2200                        (208) 388-2200




         (Names, Addresses, Including Zip Codes, and Telephone Numbers,
                  Including Area Codes, of Agents for Service)
                              --------------------

                                   Copies to:
                                    ---------
                            Elizabeth W. Powers, Esq.
                     LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                              125 West 55th Street
                            New York, New York 10019
                                 (212) 424-8000


          Approximate date of commencement of proposed sale to the public: On and after the effective date of this registration statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ____________

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ___________________

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|



                         CALCULATION OF REGISTRATION FEE



Title of Each Class of           Amount to be             Proposed              Proposed             Amount of
Securities to be Registered      Registered (1)           Maximum               Maximum              Registration Fee
                                                          Offering Price Per    Aggregate
                                                          Unit (2)              Offering Price (2)
Common Stock, without par            500,000 Shares              $36.83             $18,415,000             $4604
value

Preferred Share Purchase
Rights (3)                           500,000 Rights               -----                -----                -----
-------------------------------  ------------------------ --------------------  -------------------  -------------------


(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.

(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c), based on the average of the high and low prices of the Company's common stock as reported in the consolidated reporting system on July 20, 2001.

(3) Since no separate consideration is paid for the preferred share purchase rights, the registration fee is included in the common stock fee.

          Pursuant to Rule 429, the prospectus filed as part of this registration statement is being filed as a combined prospectus in connection with this registration statement and Registration Statement File No. 333-00139.

          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------

PROSPECTUS

                                [       ] Shares
                                  IDACORP, Inc.
                  Dividend Reinvestment and Stock Purchase Plan
                                  Common Stock




          The IDACORP Dividend Reinvestment and Stock Purchase Plan is a simple and convenient method of purchasing IDACORP common stock. The plan is open to:

          o    our common shareholders and

          o    residential customers of Idaho Power Company.

          If you participate in the plan, you may

          o    reinvest dividends on some or all of your common stock

          o    make optional cash payments to purchase additional common stock

          o    sell common stock through the plan.

          We will reinvest dividends on all common stock held in your plan account.

          Our common stock is listed on the New York Stock Exchange and the Pacific Exchange under the symbol "IDA". The reported last sale price of our common stock on the New York Stock Exchange on _______, 2001 was $ per share.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 ________, 2001

                                  ABOUT IDACORP

          We are a successor registrant to, and a holding company owning all of the outstanding common shares of, Idaho Power Company. Idaho Power is an electric utility incorporated under the laws of the state of Idaho in 1989 as successor to a Maine corporation organized in 1915. Idaho Power is engaged in the generation, purchase, transmission, distribution and sale of electric energy in an approximately 20,000-square-mile area in southern Idaho and eastern Oregon, with an estimated population of 814,000. Idaho Power holds franchises in approximately 72 cities in Idaho and 10 cities in Oregon and holds certificates from the respective public utility regulatory authorities to serve all or a portion of 28 counties in Idaho and three counties in Oregon. Idaho Power owns and operates 17 hydroelectric power plants and shares ownership in three coal-fired generating plants. Idaho Power relies heavily on hydroelectric power for its generating needs and is one of the nation's few investor-owned utilities with a predominantly hydro base.

          Our other significant operating subsidiaries are:

          o    IDACORP Energy -- natural gas marketing
          o Ida-West Energy -- development and management of independent power projects
          o    IdaTech -- development of integrated fuel cell systems
          o IDACORP Financial Services (IFS) -- affordable housing and other investments
          o    Rocky Mountain Communications -- commercial and residential
               Internet
          o    IDACOMM -- telecommunications services
          o    IDACORP Services -- energy-related projects and services

                                    THE PLAN

Purpose of the Plan

          What is the purpose of the plan?

          The purpose of the plan is to provide our shareholders and Idaho Power residential customers with a convenient and economical method of investing in our common stock.

Eligibility

          Who is eligible to participate in the plan?

          Common shareholders and Idaho Power residential customers may participate in the plan. Beneficial owners of our common stock whose shares are registered in someone else's name may participate directly by having some or all of their shares transferred into their names. Beneficial owners may also participate indirectly, through the registered holder of the shares, by requesting their record holders, such as a broker or bank nominee, to participate on their behalf.


Advantages

          What are the advantages of the plan?

          o The plan provides participants with a simple and regular method of purchasing our common stock.

          o Since the plan provides for aggregated purchases of our common stock, brokerage commissions on purchases of shares on the open market should be lower than commissions you would ordinarily pay if you purchased shares directly. We may negotiate the amount of the brokerage commissions from time to time.

          o Unless you so request, you will not receive any certificates for shares of common stock you purchase under the plan. This relieves you of the responsibility for the safekeeping of multiple certificates and protects you against loss, theft or destruction of stock certificates.

          o Each quarter, you will receive a statement of plan account, providing a simplified method of recordkeeping.

          o Full investment of funds is possible under the plan because it permits fractions of shares, as well as full shares, to be credited to your plan account.

Administration

          Who administers the plan?

          We administer the plan. We process all enrollments in the plan, receive all optional cash payments, maintain records of your accounts, issue statements of account and perform other administrative duties related to the plan. We hold the common stock purchased through the plan in your plan account as your agent. We send all optional cash payments promptly to a segregated escrow account that is independent of us and that is not subject to liens against us or to any bankruptcy proceedings against us. We do not believe that our serving as administrator of the plan causes any material risks for you.

          You may contact us about the plan at the following address:

                                  IDACORP, Inc.
                         Shareowner Services Department
                                   P.O. Box 70
                             Boise, Idaho 83707-0070
                                 1-800-635-5406


          Who purchases and sells stock for the plan?

          A broker that we designate will make any open market purchases of common stock for the plan and will also, if requested, sell stock held in your plan account for you in the open market.

Procedure for Enrolling - Authorization Form

          How do I enroll in the plan?

          If you are a shareholder of record, you may enroll at any time by sending us an authorization form. There is no enrollment fee.

          If you are not a shareholder of record, and you are a residential customer of Idaho Power Company, you may enroll by sending us an authorization form along with a check or money order for at least $10.

          If your shares are held in a brokerage account, you may ask your broker or bank to enroll in the plan on your behalf.

          You may obtain an authorization form by writing or calling us at the above address.

          What does the authorization form provide?

          The authorization form authorizes us to enroll you in the plan. The authorization form also indicates how you want to participate in the plan.

          The following options are available to you:

          - Full Dividend Reinvestment and Optional Cash Payments. We reinvest dividends on all shares of common stock registered in your name. You may also make optional cash payments.

          - Partial Dividend Reinvestment and Optional Cash Payments. We reinvest dividends on only the number of shares of common stock registered in your name that you specify on the authorization form. We pay the rest of the dividend to you in cash. You may also make optional cash payments.

          - Optional Cash Payments Only. We pay dividends on all shares of common stock registered in your name to you in cash. You may buy common stock with optional cash payments when you choose to.

          We reinvest dividends on all shares held in your plan account.

Participation

          When does participation begin?

          For dividend reinvestment, if we receive your authorization form at least one business day before the record date, we will begin reinvestment with that dividend.

          For optional cash payments, if we receive the optional cash payment five days before the dividend payment date, we will invest the payment during the next investment period. No one will pay interest on optional cash payments pending their investment into common stock.

          How do I change my method of participation?

          You may change your method of participation at any time by completing a new authorization form and returning it to us or by writing us. The change will become effective at the next record date.

Optional Cash Payments

          How do I make optional cash payments?

          You may make optional cash payments to purchase common stock whether or not you reinvest your dividends. Optional cash payments must be at least $10 per payment and may not exceed $15,000 per quarter.

          You do not have to send in the same amount of money each time, and there is no obligation to make payments on a regular basis.

          You may make optional cash payments by sending a check or money order in U.S. currency payable to IDACORP, Inc. Do not send cash, post-dated, third party or foreign checks.

          We will return to you any optional cash payments that are less than the minimum or greater than the maximum.

          If your check is returned unpaid to us, we will sell the shares purchased in reliance on the unpaid check. We may also sell shares in your account to reimburse us for transaction fees for the purchase and sale, plus any loss incurred on reselling the shares.

          When do I make optional cash payments?

          You should make optional cash payments only during a cash acceptance period. There are four cash acceptance periods each year. A cash acceptance period is the 25-day period ending five days before the quarterly common stock dividend payment date.

          If you send in optional cash payments outside the cash acceptance period, we will return the payments to you.

          We will invest optional cash payments received during the cash acceptance period during the next investment period.

          Because we do not pay interest on any amounts we hold pending reinvestment, we strongly recommend that you send in optional cash payments shortly before the cut-off date.

          You may stop investment of an optional cash payment, without withdrawing from the plan, if you notify us in writing no later than the cut-off date.

Investment Period - Source of Shares - Purchase Price

          When will funds be invested under the plan?

          Funds will be invested quarterly under the plan.

                              Reinvested Dividends

         Type of Purchase                          Investment Period

Original issue stock                On the dividend payment date for the common
                                    stock--generally the 30th day of February, May, August and November.

Open market purchases               Within 30 days after the dividend payment
                                    date. The broker will determine the exact time of open market purchases.

                             Optional Cash Payments

         Type of Purchase                          Investment Period

Original issue stock                On the dividend payment date for the common
                                    stock - generally the 30th day of February, May, August and November.

Open market purchases               Within 30 days after the dividend payment
                                    date. The broker will determine the exact time of open market purchases.

          If for any reason purchases are not made within 35 days, we will return your uninvested funds to you.

          What is the source of common stock for the plan?

          We decide on the source of common stock for the plan. If we use open market stock, the broker will purchase common stock on the open market. If we use original issue or treasury stock for the plan, the common stock will be purchased from us.

          Subject to certain limitations, the broker has full discretion as to all matters relating to open market purchases, including determination of the number of shares, if any, to be purchased on any day or at any time of day, the price paid for such shares, the markets on which such shares are purchased, including on any securities exchange, on the over-the- counter market or in negotiated transactions, and the persons, including other brokers and dealers, from or through whom such purchases are made. The broker, in its sole discretion, has the right to purchase original issue stock directly from the Company even though the Company has indicated market stock should be purchased if the broker cannot make all necessary open market purchases within the investment period.

          How many shares will be purchased for me?

          The number of shares purchased will depend on the dollar amount you are investing and the price of the common stock. We will credit your plan account with the number of shares, computed to three decimal places, equal to the total dollar amount invested, less brokerage commissions, divided by the weighted average price per share paid to buy the shares.

          You may not direct us to purchase a specific number of shares.

          What is the price of common stock purchased under the plan?

          The price of common stock purchased on the open market will be the weighted average price, including brokerage commissions, paid by the broker to buy the stock during that investment period.

          The price of common stock purchased directly from us will be the average of the reported high and low sales prices as reported on the consolidated transaction reporting system on the date of purchase.

Expenses to Participants

          What expenses do I pay in connection with the plan?

          We pay all costs of administering the plan. You pay a brokerage commission for any shares of common stock purchased or sold on the open market for your account.

          Brokerage commissions for the purchase and sale of common stock average $.04 per share.

Withdrawing or Selling Shares - Terminating Participation

          Can I withdraw shares from my plan account without terminating participation in the plan?

          Yes. You may withdraw any number of whole shares held in your plan account at any time. Please use the form on the back of your quarterly statement of account or write to us. We will issue a certificate to you without charge.

          Can I sell shares through the plan without terminating?

          Yes. You may sell any number of shares held in your plan account at any time. The broker will sell the stock for you at current market prices, and we will send you a check for the proceeds, less brokerage commission. If you sell all shares in your account, we will terminate your participation. If you sell less than all the shares, you will continue to participate in the plan, unless you choose to terminate.

          How do I terminate participation in the plan?

          You may terminate participation in the plan at any time by writing to us. We will issue you a certificate for the whole shares in your plan account and a cash payment, less brokerage commission, for any fractional share.

          Instead of receiving a stock certificate, you may sell your shares through the plan when you terminate participation. The broker will sell the stock for you at current market prices, and we will send you a check for the proceeds, less brokerage commission.

          If we receive your request to terminate plan participation at least five days before a common stock dividend payment date, we will terminate your account and not reinvest the dividend. If we receive your request to terminate plan participation after that time, we will reinvest the dividend and terminate your participation promptly after that.

          We may, at our discretion, terminate any account that is less than one full share and pay you cash, less brokerage commission, for the fractional share. In addition, if you are unwilling to abide by the rules and provisions as set forth in this prospectus, we reserve the right to terminate your account at any time.

          In order to comply with escheatment laws, we reserve the right to terminate your participation when you become "lost" or we can no longer contact you. We will issue a certificate for whole shares in a "lost" participant plan account and sell the fractional share. We will hold the certificate and proceeds of the fractional share sale, less brokerage commission, until we can deliver them to you or until we must comply with escheatment requirements.

          If I terminate participation, may I re-enroll in the plan?

          Generally, you may re-enroll in the plan at any time. However, we reserve the right to reject an authorization form on any grounds, including excessive enrolling and termination.

Certificates for Shares -- Accounts -- Reports

          Will I receive certificates for shares purchased in the plan?

          No. We hold the shares purchased for you in your plan account. This service protects against loss, theft or destruction of stock certificates.

          In whose name will accounts be maintained and certificates registered when issued?

          Your plan account will be maintained in the name or names which appear on our shareholder records or in the name that you indicate on the authorization form.

          A certificate for shares, when delivered to you, will be registered in the name or names in which the account is maintained. If you request in writing, certificates can be registered and issued in names other than the account name, provided that your signature on the request is medallion guaranteed by a financial institution or a brokerage firm that is a member of the medallion signature guarantee program.

          What reports and other information will I receive?

          You will receive a statement of account quarterly. These statements provide a record of the cost of your stock purchases. Please retain these statements for tax purposes.

          You will also receive the same communications as any other shareholder, including annual reports, quarterly reports, notices of annual meetings and proxy statements, and income tax information for reporting dividends paid.

Other Information

          What happens when I sell or transfer all of the shares registered in my name?

          If you sell all shares of common stock registered in your name, we will, unless you instruct us otherwise, continue to reinvest the dividends on the shares credited to your plan account.

          If you transfer all shares of stock registered in your name into a new registration, we will not automatically transfer the plan account to the new registration. You must contact us to request a transfer of plan shares.

          What happens if IDACORP issues a stock dividend, declares a stock split or has a rights offering?

          We will credit your plan account with any shares distributed as a stock dividend or stock split on shares in your plan account. Stock dividends or splits on shares registered in your own name will be mailed directly to you.

          If we have a rights offering, we will sell such rights on the open market and credit your plan account with the net proceeds of the sale. The net proceeds will then be invested as an optional cash payment.

          A rights offering referred to in this question is not related to the preferred share purchase rights attached to the common stock.

          How do I vote my shares at meetings of shareholders?

          You will receive a proxy card for the whole shares credited to your plan account combined with those common shares you hold registered in your name. The proxies will vote the shares in accordance with your instructions on the proxy.

          Can I pledge shares credited to my plan account?

          No. You may not pledge shares in your plan account. If you want to pledge these shares, you must request that a certificate be issued in your name.

          What is IDACORP's responsibility under the plan?

          Neither IDACORP nor the broker nor any agent of either of them is liable for any act or failure to act done in good faith in administering the plan. This includes, without limitation, any claim of liability relating to

          o failure to terminate your account upon your death prior to receiving written notice of your death

          o    the prices at which common stock is purchased or sold

          o    any changes in the market value of our common stock.


This immunity does not relieve us of any liability for violations of applicable federal securities laws.

          We cannot assure you of a profit or protect you against a loss on shares purchased under the plan.


          Who interprets and regulates the plan?

          Our board of directors interprets and regulates the plan.

          Can IDACORP change or terminate the plan?

          We may change the terms of the plan, including any fees, or terminate the plan at any time. We will notify you of any material changes to the plan before they become effective.

                                     * * * *

                         FEDERAL INCOME TAX CONSEQUENCES

          The federal income tax consequences to participants in the plan currently are as follows:

          In the case of reinvested cash dividends used to purchase shares on the open market and to pay brokerage commissions, you will be treated for federal income tax purposes as having received a distribution in an amount equal to the cash dividends used to purchase the shares and to pay the commissions. Your tax basis in the shares so purchased will be equal to the amount of the dividend distribution.

          In the case of reinvested cash dividends used to purchase original issue stock, you will be treated for federal income tax purposes as having received a distribution in an amount equal to the fair market value on the dividend payment date of the shares credited to your account. The tax basis of the shares so purchased will be equal to the fair market value of the shares on the dividend payment date.

          If you purchase shares with optional cash payments, you will recognize no taxable income upon such purchases. Your tax basis in the shares so purchased will be the amount of the optional cash payments.

          Form 1099-DIV, which we will send to you annually, will indicate the total amount of dividends paid to you.

          You will not realize any taxable income when you receive a certificate for whole shares credited to your plan account. However, you will realize gain or loss when you sell shares.

          The above federal income tax discussion is based on the federal income tax law as in effect on the date hereof. Because tax consequences may differ among participants in the plan, please consult your own tax advisor concerning the specific federal, state and local tax questions relating to your participation in the plan.

                       WHERE YOU CAN FIND MORE INFORMATION

          We file annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy these reports at any of the facilities of the Securities and Exchange Commission listed below:

Public Reference Facilities        Regional Office            Regional Office

450 Fifth Street, N.W.          500 W. Madison Street       7 World Trade Center
Washington, DC  20549           Suite 1400                  Suite 1300
                                Chicago, IL 60661-2511      New York, NY  10048

          You may obtain copies of our filed reports from the SEC upon payment of a duplicating fee. Please call the SEC at 1-800-SEC-0330 for further information on the public reference facilities. The SEC maintains an internet site that contains reports, proxy and information statements and other information about issuers that file automatically. The address of that site is http://www.sec.gov.

          This prospectus is part of a registration statement that we filed with the SEC. This prospectus does not contain all information or exhibits to the registration statement. You may inspect the registration statement and exhibits without charge at the SEC's office, 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain copies upon payment of a duplicating fee.

                      INFORMATION INCORPORATED BY REFERENCE

          The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents that we filed with the SEC (SEC file number 1-14465):

          o    Annual Report on Form 10-K for the year ended December 31, 2000;

          o Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

          o Description of our common stock contained in the registration statement on Form 8-A, dated October 20, 1999;

          o Description of our preferred share purchase rights, contained in the registration statement on Form 8-A, dated September 15, 1998, as amended by Form 8- A/A, dated October 20, 1999; and

          o All documents we file under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before we terminate the offering.

          We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may obtain a copy of this information at no cost, by writing to or telephoning us at the following address:

                               Shareowner Services
                                  IDACORP, Inc.
                              1221 W. Idaho Street
                                 Boise, ID 83702
                             Telephone 208-388-2200

                                 USE OF PROCEEDS

          We will receive no proceeds when we use common stock purchased on the open market for the plan. When we use original issue common stock for the plan, we will use the proceeds for general corporate purposes.

                                 LEGAL OPINIONS

          LeBoeuf, Lamb, Greene & MacRae, L.L.P., and Robert W. Stahman, Vice President, Secretary and General Counsel for the Company, have given us their opinions on the validity of the common stock and the attached preferred share purchase rights being offered under the plan. LeBoeuf, Lamb, Greene & MacRae, L.L.P., has, for matters governed by the laws of Idaho, relied upon the opinion of Mr. Stahman. As of July 1, 2001, Mr. Stahman owned 13,994 shares of Company common stock. Mr. Stahman is acquiring additional shares of IDACORP common stock at regular intervals through employee stock plans.

                                     EXPERTS

          The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference to IDACORP's Annual Report on Form 10-K for the year ended December 31, 2000, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

          With respect to the unaudited interim financial information for the periods ended March 31, 2001 and 2000, which is incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report, included in IDACORP's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

=============================================================       ==========================================================
You should rely only on the information contained or
incorporated by reference in this prospectus. We have not
authorized anyone to provide you with different information.
We are offering to sell shares of common stock and seeking                                IDACORP, Inc.
offers to buy shares of common stock only in jurisdictions
where offers and sales are permitted.  The information
contained in this prospectus, including any information
incorporated by reference, is accurate only as of the date of this prospectus, regardless of the time of delivery of this
prospectus or any sale of the common stock.
                                                                                          -------------
                        -------------

                      TABLE OF CONTENTS
                                                                                      Dividend Reinvestment
                                                         Page                        and Stock Purchase Plan

ABOUT IDACORP.............................................. 2

THE PLAN....................................................2                             _____________
      Purpose of the Plan...................................2
      Eligibility ..........................................2
      Advantages  ..........................................3
      Administration........................................3
      Procedure for Enrolling - Authorization Form..........4
      Participation.........................................5                             Common Stock
      Optional Cash Payments................................5
      Investment Period - Source of Shares - Purchase Price.6
      Expenses to Participants..............................7
      Withdrawing or Selling Shares - Terminating
                  Participation.............................8
      Certificates for Shares-- Accounts-- Reports..........9
      Other Information.....................................9                             _____________

FEDERAL INCOME TAX CONSEQUENCES............................12                               PROSPECTUS
                                                                                          -------------
WHERE YOU CAN FIND MORE INFORMATION........................12

INFORMATION INCORPORATED BY REFERENCE......................13                             _______, 2001

USE OF PROCEEDS............................................14

LEGAL OPINIONS.............................................14

EXPERTS....................................................14




=============================================================       ==========================================================

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Registration fee........................................     $ 4,604
Accountants' fee*.....................................        24,000
Printing costs*.........................................      50,000
Legal fees*.............................................      60,000
Blue Sky fees and expenses*..........................         10,000
Other*..................................................      11,396
                                                              ------
                  Total                                     $160,000

-------------
*Estimated



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Sections 30-1-850 et seq. of the Idaho Business Corporation Act provide for indemnification of IDACORP's directors and officers in a variety of circumstances.

     Article VIII of IDACORP's articles of incorporation, as amended, provides that IDACORP shall indemnify its directors and officers against liability and expenses and shall advance expenses to its directors and officers in connection with any proceeding to the fullest extent permitted by the Idaho Business Corporation Act as now in effect or as it may be amended from time to time.
Article VI of IDACORP's bylaws provides that IDACORP shall have the power to purchase insurance on behalf of any director, officer, employee or agent against liability and expenses in connection with any proceeding, to the extent permitted under applicable law. Article VI further provides that IDACORP may enter into indemnification agreements with any director, officer, employee or agent to the extent permitted under any applicable law.

     IDACORP has liability insurance protecting its directors and officers against liability by reason of their being or having been directors or officers. In addition, IDACORP has entered into indemnification agreements with its directors and officers to provide for indemnification to the maximum extent permitted by law.

ITEM 16.  EXHIBITS

Exhibit         File Number         As Exhibit
*2              333-48031           2                 Agreement and Plan of Exchange
                                                      between IDACORP, Inc. and Idaho
                                                      Power Company, dated as of February
                                                      2, 1998.

*4(a)           333-64737           3.1               Articles of Incorporation of IDACORP,
                                                      Inc.

*4(b)           333-64737           3.2               Articles of Amendment to Articles of
                                                      Incorporation of IDACORP, Inc., as
                                                      filed with the Secretary of State of Idaho
                                                      on March 9, 1998.

*4(c)           333-00139           3(b)              Articles of Amendment to Articles of
                                                      Incorporation of IDACORP, Inc.
                                                      creating A Series Preferred Stock,
                                                      without par value, as filed with the
                                                      Secretary of State of Idaho on September
                                                      17, 1998.

*4(d)           33-56071            3(d)              Articles of Share Exchange of
                                                      IDACORP, as filed with the Secretary of
                                                      State of Idaho on September 29, 1998.

*4(e)           1-14465             3(h)              Amended Bylaws of IDACORP, Inc., as
                Form 10-Q for                         of July 8, 1999.
                quarter ended
                6/30/99

*4(f)           1-14465             4                 -Rights Agreement, dated as of
                Form 8-K, dated                       September 10, 1998 between IDACORP,
                September 15,                         Inc. and The Bank of New York, as
                1998                                  Rights Agent.

5(a)                                                  -Opinion and consent of Robert W.
                                                      Stahman, Esq.

5(b) and 8                                            -Opinion and consent of LeBoeuf,
                                                      Lamb, Greene & MacRae, L.L.P.

15                                                    -Letter from Deloitte & Touche LLP
                                                      regarding unaudited interim financial
                                                      information.

23                                                    -Consent of Deloitte & Touche LLP.

24                                                    -Power of Attorney (included on the
                                                      signature page hereof).

*Previously filed and incorporated herein by reference.

Item 17.  UNDERTAKINGS.

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3)of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

          Each director and/or officer of the issuer whose signature appears below hereby authorizes any agent for service named on the cover of this Registration Statement to execute in the name of each such person, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to the Registration Statement, and appoints any such agent for service as attorney-in-fact to sign in his behalf individually and in each capacity stated below and file any such amendments to the Registration Statement, and the issuer hereby confers like authority to sign and file on its behalf.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise and State of Idaho, on the 23rd day of July, 2001.

                                                IDACORP, Inc.





                                                By  /s/ Jan B. Packwood
                                                  ---------------------
                                                   Jan B. Packwood
                                                   President and
                                                   Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                           Title                         Date


  /s/ Jon H. Miller                 Chairman of the               July 23, 2001
 ---------------------
(Jon H. Miller)                     Board


 /s/ Jan B. Packwood                President, Chief              July 23, 2001
-----------------------
(Jan B. Packwood)                   Executive Officer
                                    and Director

Signature                           Title                         Date
---------
  /s/ J. LaMont Keen                Senior Vice                   July 23, 2001
 ----------------------
(J. LaMont Keen)                    President -
                                    Administration and
                                    Chief Financial
                                    Officer (Principal
                                    Financial  Officer)
/s/ Darrel T. Anderson              Vice President -              July 23, 2001
------------------------
(Darrel T. Anderson)                Finance and
                                    Treasurer (Principal
                                    Accounting Officer)
/s/ Rotchford L. Barker             Director                      July 23, 2001
------------------------
Rotchford L. Barber


/s/ Roger L. Breezley               Director                      July 23, 2001
-----------------------
(Roger L. Breezley)


/s/ John B. Carley                  Director                      July 23, 2001
------------------------
(John B. Carley)

/s/ Peter T. Johnson                Director                      July 23, 2001
------------------------
(Peter T. Johnson)


/s/ Jack K. Lemley                  Director                      July 23, 2001
------------------------
(Jack K. Lemley)


/s/ Evelyn Loveless                 Director                      July 23, 2001
------------------------
(Evelyn Loveless)


-------------------------           Director
Gary G. Michael

Signature                           Title                         Date

/s/ Peter S. O'Neill                Director                      July 23, 2001
------------------------
(Peter S. O'Neill)


/s/ Robert A. Tintsman              Director                      July 23, 2001
------------------------
(Robert A. Tintsman)

                                  Exhibit Index

Exhibit         File Number         As Exhibit
*2              333-48031           2                 Agreement and Plan of Exchange
                                                      between IDACORP, Inc. and Idaho
                                                      Power Company, dated as of February
                                                      2, 1998.

*4(a)           333-64737           3.1               Articles of Incorporation of IDACORP,
                                                      Inc.

*4(b)           333-64737           3.2               Articles of Amendment to Articles of
                                                      Incorporation of IDACORP, Inc., as
                                                      filed with the Secretary of State of Idaho
                                                      on March 9, 1998.
*4(c)           333-00139           3(b)              Articles of Amendment to Articles of
                                                      Incorporation of IDACORP, Inc.
                                                      creating A Series Preferred Stock,
                                                      without par value, as filed with the
                                                      Secretary of State of Idaho on September
                                                      17, 1998.
*4(d)           33-56071            3(d)              Articles of Share Exchange of
                                                      IDACORP, as filed with the Secretary of
                                                      State of Idaho on September 29, 1998.
*4(e)           1-14465             3(h)              Amended Bylaws of IDACORP, Inc., as
                Form 10-Q                             of July 8, 1999.
                for quarter ended
                6/30/99

*4(f)           1-14465             4                 -Rights Agreement, dated as of
                Form 8-K, dated                       September 10, 1998 between IDACORP,
                September 15,                         Inc. and The Bank of New York, as
                1998                                  Rights Agent.

5(a)                                                  -Opinion and consent of Robert W.
                                                      Stahman, Esq.

5(b) and 8                                            -Opinion and consent of LeBoeuf,
                                                      Lamb, Greene & MacRae, L.L.P.

15                                                    -Letter from Deloitte & Touche LLP
                                                      regarding unaudited interim financial
                                                      information.
23                                                    -Consent of Deloitte & Touche LLP.

24                                                    -Power of Attorney (included on the
                                                      signature page hereof).

*Previously filed and incorporated herein by reference.